Exhibit 10.25


21 February 2002

Dr. Xingwu Wang, Professor
Department of Electrical Engineering
Alfred University

Dear Dr. Wang:

We are very pleased to confirm the following terms of payment by Biophan Technology Inc. (BTI) to Alfred University related to our joint development project:

    Project initiation:  $10,000.  Payable immediately to Alfred University

    Completion of Phase I:  $7,500  Completion goal:  1 April 2002

        Deliverable:  Comprehensive computational analysis

            * Feasibility of meeting product performance requirements

            * Design parameter sensitivity analysis

            * Optimization of conductor and coating design parameters

        Deliverable:  Coated test samples

            * Representative pacing lead conductor samples (24)

            * Image artifact evaluation samples (6)

    Completion of Phase II:  $7,500  Completion goal:  1 May 2002

        Deliverable:  Satisfactory MRI test results1

        Deliverable:  Coating physical property evaluation (including durability)

    Completion of Phase III:  $10,000  Completion goal:  1 June 2002

        Deliverable:  Coated pacing lead conductors (5)

        Deliverable:  Final project report


I will be your project contact at BTI. Frequent interactions and timely communications will be essential to Project success. We understand that Alfred University will provide BTI access to the development staff and facilities engaged in the Project, as BTI determines necessary to ensure this success. Ideally, this will be accomplished through weekly project team meetings at BTI and Alfred University.

BTI has issued to Alfred University a check for $10,000 (directed to your attention) to initiate Project activities. We look forward to the start of what we hope will be a long and successful technology development and (ultimately) new product development partnership with Alfred University.

Sincerely,




Jeffrey L. Helfer
Vice President of Engineering
Biophan Technologies Inc.

                           Note 1:  MRI testing to be performed by BTI